UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2010
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iPass Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-50327	93-1214598
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)

(650) 232-4100
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10th and August 16th , 2010, the Compensation Committee of the Board of Directors of iPass approved the performance metrics for the iPass 2010 Executive Management Bonus Plan (the “Plan”) for the third and fourth quarters of 2010.

Annual target bonuses under the Plan for 2010 for the iPass “named executive officers” (the officers appearing in the summary compensation table in iPass’ 2010 proxy statement) are as set forth below:

Officer	Title	Annual Target Bonus
Evan L. Kaplan	President and Chief Executive Officer	$350,000
Steven H. Gatoff	Senior Vice President and Chief Financial Officer	$100,000
Nicholas W. Hulse	Senior Vice President, Worldwide Sales	$215,000
Jayendra N. Patel	Senior Vice President, Product Development	$80,000
Steven Wastie	Senior Vice President, Marketing and Strategy	$100,000

The Plan functions as follows:

Quarterly target bonuses are 25% of the annual target bonus. For Mr. Kaplan, the quarterly target bonus is paid out based 100% on corporate objectives. For Messrs. Gatoff, Patel and Wastie, the quarterly target bonus is paid out based 80% on corporate objectives and 20% on personal objectives.   For Mr. Hulse, the quarterly target bonus is paid out based 80% on a sales compensation plan and 20% on corporate objectives. The corporate objectives portion of the target bonuses will be paid based on iPass’ performance against target metrics. These target metrics for the corporate objectives for the third and fourth quarters of 2010 are as follows:

	Q3 2010	Q4 2010
Corporate Objectives Metrics	Weighting	Weighting
Adjusted EBITDA # Open Mobile platform users	25% 25%	25% 25%
# new Open Mobile customers # new Open Mobile carrier relationships	25% 25%	25% 25%

“Adjusted EBITDA” means Adjusted EBITDA, as reported in iPass’ Form 10-Q or Form 10-K as  applicable to the quarter, as further adjusted to remove  the impact, as applicable, of certain categories of one-time and/or non-recurring items, as approved by the compensation committee of the company's board of directors.

“# Open Mobile platform users” means the average monthly paying  users on iPass’ Open Mobile platform in the quarter, determined consistently with how the number of average monthly monetized platform users is reported in iPass’ Form 10-Q or Form 10-K, as applicable to the quarter.

“# new Open Mobile customers” means the number of companies (whether new or existing enterprises) that executed a contract or placed an order with iPass or an iPass  reseller during the quarter to adopt or migrate their use to the Open Mobile platform with plans for at least 100 anticipated paying users.

“# new Open Mobile carrier relationships” means the number of telecommunications carriers or providers (whether new or existing carriers) that execute a contract during the quarter to adopt or migrate to the Open Mobile platform.

In the event the target metric is met, the target bonus will be paid out at 100% of that component of the bonus. A lower and an upper boundary is also established for each target metric. In the event only the lower boundary is met, the target bonus will be paid out at 50% of that component of the bonus (other than # new OM carrier relationships, which starts at zero at the lower boundary).  No payment will be made for performance under the lower boundary. In the event the upper boundary is met, the target bonus will be paid out at 125% of that component of the bonus (other than with respect to Adjusted EBITDA, for which the target bonus is the maximum amount payable for that particular component of the bonus). No payment will be made for performance above the upper boundary.  Performance between the boundaries and the target metrics will be paid based on a straight-line calculation. If 2010 annual Adjusted EBITDA, as reported in iPass’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010, does not meet iPass’ 2010 operating plan, executive bonuses, other than for Mr. Hulse, for the full year 2010 will be capped at 100% of annual target bonus.  In such event, after calculating the fourth quarter bonus, adjustments to the fourth quarter bonus will be made as necessary to ensure total annual payout does not exceed 100% of annual target bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Steven H. Gatoff
	Name:	Steven H. Gatoff
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated:  August 16, 2010